Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P.hereby consents to the incorporation by reference in the registration statement (No. 333-145320) on Form S-8 of Continental Resources, Inc. of the references to our report relating to the proved oil and natural gas reserves of Continental Resources, Inc. for the year ended December 31, 2007, and to the reference to our firm as experts in such registration statement with respect to such report.

Very truly yours,

/s/ RYDER SCOTT COMPANY, L.P.
Ryder Scott Company, L.P.

Denver, Colorado

March 13, 2008